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                                                                  Exhibit 10.1.4

[BRETT N. SILVERS LETTERHEAD]


October 27, 1999


First International Bancorp, Inc.
280 Trumbull Street
Hartford, Connecticut  06103

         Attention: Leslie A. Galbraith, Executive Vice President

Ladies and Gentlemen:

         As you know, in connection with the recent amendment of my employment agreement, First International Bancorp, Inc. (the "Company") agreed to sell to me, and I agreed to purchase from the Company, 200,000 shares of common stock of the Company (the "Shares") at an aggregate purchase price of $2,000,000. As payment of the purchase price for the Shares, I delivered to the Company, $20,000 in cash and a promissory note (the "Note") for the balance of the purchase price. In addition, I executed and delivered a pledge agreement (the "Pledge Agreement") pursuant to which I pledged the Shares to the Company to secure my obligations under the Note. Subsequent to the sale, as the Company is aware, I made certain estate planning transfers of the Shares to members of my immediate family (subject to the Pledge Agreement). As of the date hereof, all of the Shares are owned by members of my immediate family.

         The Company has informed me that in order to ensure full compliance with the rules and regulations of the Nasdaq-AMEX Stock Market, the Company intends to submit to the stockholders of the Company (the "Company Stockholders") for their consideration and approval at the next meeting of the Company Stockholders, the sale of the Shares to me on the terms set forth above. Furthermore, I have agreed to enter into this letter agreement by which I am agreeing to certain temporary restrictions on the transfer and voting of the Shares.

         Based on the foregoing, while this letter agreement is in effect:

         1. I acknowledge and agree on behalf of myself and any immediate family members to whom I have transferred the Shares, that the Shares shall not be voted on any matter, whether by proxy, at a special or regularly scheduled meeting of the Company Stockholders or by any unanimous
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First International Bancorp, Inc.
October 27, 1999
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consent or similar vote or consent of the Company Stockholders, which may be called or requested by the Company.

         2. I agree on behalf of myself and any immediate family members to whom I have transferred the Shares, that I will not sell, assign, transfer or otherwise dispose of or permit to be sold, assigned, transferred or otherwise disposed of, any of the Shares, excepting however, any transfer by operation of law, and in a conversion into cash or securities of another issuer upon consummation of a merger or similar transaction to which the Company is a party.

         3. I represent that I have the complete and unrestricted power and the unqualified right to enter into and perform the terms of this letter agreement. I further represent that this letter agreement constitutes a valid and binding agreement, enforceable against me in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. I represent that either I or immediate family members to whom I have transferred the Shares, beneficially own the Shares, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever, other than pursuant to the Pledge Agreement referred to above or the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, and have sole and otherwise unrestricted, voting power with respect to such Shares.

         4. The agreements contained herein shall remain in full force and effect until such time as the Company Stockholders shall have approved the sale of the Shares to me in accordance with the first paragraph of this letter agreement, at which time, the agreements contained herein shall automatically terminate and be of no further force and effect without any action on my or the Company's part. In the event that the Company Stockholders shall have failed to approve the sale of the Shares to me after taking a vote on such matter at the next meeting of the Company Stockholders to be held after the date hereof, I agree that the sale of the Shares to me shall be rescinded. In such event, I and the Company agree to take all necessary actions to effect such rescission.
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First International Bancorp, Inc.
October 27, 1999
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         5. The Company hereby agrees that it will use its best efforts to cause the sale of the Shares to me to be included in any proxy materials prepared and delivered to the Company Stockholders by the Company in connection with the next meeting of the Company Stockholders to be held after the date hereof.

         6. I have signed this letter agreement intending to be bound thereby. I expressly agree that this letter agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against me. All of the covenants and agreements contained in this letter agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

         7. This letter agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

         8. This letter agreement is deemed to be signed as a sealed instrument and is to be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

         If the foregoing accurately reflects your understanding of the subject matter intended to be contained herein, please confirm our agreement by signing this letter where indicated below.

                                                     Very truly yours,

                                                     /S/ Brett N. Silvers
                                                     --------------------

ACCEPTED AND AGREED
AS OF THE DATE FIRST
ABOVE WRITTEN.

FIRST INTERNATIONAL BANCORP, INC.
By: /S/ Leslie Galbraith
------------------------
        Name: Leslie Galbraith
        Title:   Executive Vice President